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                                                          Exhibit(10)(LX)


                     VIRAGEN--ARC BUFFYCOAT SUPPLY AGREEMENT

     This Agreement ("Agreement"), made and entered into as August 12, 1998, (the "Effective Date") by and between the American National Red Cross, a charitable and not-for-profit corporation with principal offices in Falls Church, Virginia 22042 ("ARC"), Viragen, Inc., a Delaware corporation with principal place of business in Plantation, Florida ("Company"), Viragen U.S.A., Inc., a Delaware corporation and a wholly-owned subsidiary of the Company, also located in Plantation, Florida ("VUSA").

     WHEREAS, ARC's mission is to provide a safe, reliable, and cost effective supply of blood and blood services;

     WHEREAS, ARC is the pre-eminent provider of blood and blood services in the United States, serving more than 3,000 hospitals through the generous donations of some 22,000 people daily;

     WHEREAS, ARC, as a by-product of its blood collection activities, collects Buffycoats;

     WHEREAS, ARC desires to become a supplier to VUSA of Buffycoats (as that term is hereinafter defined).

     WHEREAS, VUSA desires to become a buyer of Buffycoats from ARC.

     WHEREAS, VUSA wishes to purchase from ARC, and ARC wishes to sell to VUSA, Buffycoats to be used by VUSA in the manufacture, testing, distribution and sale of VUSA Buffycoat derived products, including human leukocyte-derived alpha interferon ("Natural Alpha Interferon");

     WHEREAS, ARC and VUSA have previously entered into a Confidentiality Agreement executed and dated January 24, 1996, a Letter of Intent executed and dated June 5, 1996, and a Heads of Agreement dated July 2, 1997, all of which are superseded by, and merged into, this Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, VUSA and ARC agree as follows:

                                   DEFINITIONS

     As used in this Agreement, the following terms shall have the following meanings:

"AFFILIATE" of any person shall mean any other person which controls, is controlled by, or is under common control with such specified person, where "control," including the terms "controlling" and "controlled," means the power to direct the management and policies of a person, directly or indirectly, whether through the ownership of securities or partnership or other ownership interests, by contract, or otherwise.

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"AVAILABLE SUPPLY" shall mean for each calendar quarter the number of Buffycoats produced by ARC and available for sale to VUSA.

"BUFFYCOATS" "BUFFYCOAT" shall mean individual shipping units of packaged source human leukocytes produced by ARC from whole blood unit collections.

"BUFFYCOAT PURCHASE ORDER" shall mean VUSA's firm order for the purchase and delivery of a specific quantity of Buffycoats meeting the Specifications to be delivered by ARC during a calendar quarter of the Term in accordance with the delivery schedule accompanying such purchase order and this Agreement.

"CONFIDENTIAL INFORMATION" shall--

         (A) With respect to the Company and VUSA include the Specifications, trade secrets, private or secret processes, methods, information, scientific and technical formulas and ideas, as they exist from time to time, lists concerning VUSA's and the Company (or any of the Company's or VUSA's Affiliates) products, services, business records and plans, inventions, product design, product specifications, information, proprietary equipment, price structure, discounts, costs, computer programs and listings, source codes and/or object codes, copyrights, patent rights, moral rights, design rights, trademarks, proprietary information, formulae, protocols, standard operating procedures, forms, written, graphic or printed documents, materials and documentation, in original or duplicate form, procedures, training methods, technical information, databases, clinical data, algorithms, marketing activities and procedures, method for operating of VUSA's and the Company's business, credit and financial data concerning VUSA and the Company (or any of the Company's or VUSA's Affiliates), and it shall also include information which is mental, not physical.

         (B) With respect to ARC include, trade secrets, private or secret processes, methods, information, scientific and technical formulas and ideas, as they exist from time to time, business records and plans, inventions, product design, product specifications, information, proprietary equipment, price structure, discounts, costs, computer programs and listings, source codes and/or object codes, copyrights, patent rights, moral rights, design rights, trademarks, proprietary information, formulae, protocols, standard operating procedures, forms, written, graphic or printed documents, materials and documentation, in original or duplicate form, procedures, training methods, technical information, databases, clinical data, algorithms, marketing activities and procedures, method for operating of ARC's business, credit and financial data concerning ARC, the terms and conditions of this Agreement, and it shall also include information which is mental, not physical.

         (C) "Confidential Information" under (a) and (b) above shall include all information which is provided by (or on behalf of) a party to the other parties hereunder (through written, electronic, visual, oral or other means) and (i) is of a type of information indicated or marked as confidential (or similar legend), or (ii) which the disclosing party otherwise informs the receiving party is confidential (or similar status), or (iii) is

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         disclosed under circumstance that the receiving party should reasonably know to be a confidential disclosure, or (iv) is developed through use of or access to a party's Confidential Information. Confidential Information shall not include any information which the recipient can clearly and convincingly demonstrate: (a) was known to the recipient before receipt under this (and any prior) Agreements, as evidenced by recipient's written records, (b) is or becomes available to the receiving party on a non-confidential basis from a source which, to the receiving party's knowledge and reasonable belief, is not prohibited from disclosing such information to the receiving party by a legal, contractual, or fiduciary obligation to the other party, or (c) is or becomes readily, generally and publicly available other than as a result of a disclosure by the receiving party or its representatives or employees.

"REGISTRATION RIGHTS AGREEMENT" shall mean the agreement between ARC and the Company attached to and incorporated into this Agreement as Exhibit 4b.

"SECTIONS," "SCHEDULES" & "EXHIBITS" All references herein to Sections, Schedules or Exhibits shall mean Sections of and Schedules and Exhibits to this Agreement unless otherwise specified.

"SPECIFICATIONS" shall mean the specifications for the Buffycoats developed and owned by VUSA provided under this Agreement and set forth in Exhibit 1, as amended by the parties from time to time upon approval by ARC and VUSA. The Specifications for any shipment of Buffycoats shall be those Specifications in effect at the time such shipment is ordered, unless ARC and VUSA specifically agree otherwise in writing.

"SUPPLY PERIOD" shall mean each of the successive two (2) year periods, beginning with the Effective Date, during which the volume discount price schedule and rebate program for the two year period is established as set forth in Exhibit 2 and this Agreement.

"TERM" shall mean the period from the Effective Date hereof to the fifteenth anniversary of such date, or such earlier date on which this Agreement may be terminated pursuant to Section 6, or such later date covered by any extensions or renewals to this Agreement.

"WARRANT AGREEMENT" shall mean the agreement between ARC and the Company, titled "Warrant for Purchase of Shares of Common Stock" attached to and incorporated into this Agreement as Exhibit 4a.

                                      TERMS

     1. PURCHASE AND SALE OF BUFFYCOATS

     1.1 ARC USAGE OF VUSA'S BUFFYCOAT SPECIFICATIONS. ARC agrees to supply Buffycoats to VUSA in accordance with the Buffycoat Specifications as set forth in Exhibit 1.

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ARC shall use VUSA's Buffycoat Specifications during the Term of this
Agreement for the sole purpose of supplying Buffycoats to VUSA and/or its designated Affiliates or designees.

                  (a) VUSA'S PURCHASE OF ARC BUFFYCOATS. The price per Buffycoat for such purchases shall be based on the volume discount price schedule and rebate program for the Supply Period, as provided in Exhibit 2. The re-negotiation of the volume discount price schedule and rebate program shall commence six (6) months prior to the expiration of each Supply Period.

                   (b) FORECASTS. Thirty (30) days prior the beginning of each calendar quarter of the Term, VUSA shall provide ARC with a forecast of its requirements for Buffycoats needed from ARC for manufacture into Buffycoat derived products for the immediately following and next subsequent calendar quarters. Thirty (30) days prior the beginning of each calendar quarter of the Term, ARC shall provide VUSA with a forecast of its Available Supply for the immediately following and next subsequent calendar quarters. Such forecasting by ARC and VUSA shall commence with the Effective Date and continue through the Term. Thirty
         (30) days prior to the beginning of each calendar quarter (beginning with the second calendar quarter of the Term), VUSA at its sole option and discretion may submit a Buffycoat Purchase Order to ARC for such calendar quarter. ARC, in its sole discretion, may accept such Buffycoat Purchase Order. VUSA shall be obligated to assume title to and take possession of all Buffycoats ordered by VUSA under a Buffycoat Purchase Order accepted by ARC and produced and delivered by ARC that conform with the Specifications and delivered and accepted in accordance with Section 2.

     1.2 PAYMENTS. VUSA shall be obligated to pay ARC for Buffycoats ordered and accepted by VUSA that conform with the Specifications in accordance with payment requirements and volume discount price schedule and rebate program set forth herein and in Exhibit 2.

                  (a) FORM OF PAYMENTS. ARC may, at its option, request in writing 15 days prior to any invoice due date, payment for Buffycoats supplied to VUSA in shares of the Company's common stock instead of cash. If ARC elects to receive payment in shares of Company's common stock, the formula for the determination of the number of shares of the Company's common stock to be issued shall be calculated by dividing the amount of monies due ARC by the product of (i) 100% minus the discount percentage set forth in Exhibit 3 hereto, and (ii) the average closing price of the Company's shares for the five (5) trading days prior to the payment due date. ARC shall have registration rights with respect to shares received in lieu of cash payments hereunder, as defined in the Registration Rights Agreement attached hereto as Exhibit 4b and made a part hereof.

                  (b) RIGHT TO PURCHASE. The Company or any of its Affiliates or designees shall have the first right to purchase any or all shares of common stock of the Company then owned by ARC, or ARC's Affiliates, at fair market value, in the event

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         of any early termination or non-renewal of this Agreement.
         Notwithstanding the foregoing, no certificates for shares of common stock issued to ARC shall contain a legend or other reference to this Right of Purchase, and nothing shall prohibit ARC from selling or otherwise disposing of shares of common stock pursuant to the Warrants Agreement and Registration Rights Agreement prior to the receipt of any notice of the Right of Purchase hereunder.

                  (c) REBATES. ARC shall promptly pay VUSA a Rebate in the amount and on the terms specified in Exhibit 2.

     1.3 WARRANTS & REGISTRATION RIGHTS. Upon execution hereof, ARC shall receive from the Company a warrant (the "Warrant") to purchase shares of its Common Stock as specified in the Warrant Agreement attached as Exhibit 4a and made a part hereof. ARC shall be entitled to certain registration rights from the Company with respect to the shares underlying the Warrant and shares that may be received by ARC in lieu of cash from Buffycoat purchases made by VUSA. Such registration rights are specified in the Registration Rights Agreement attached as Exhibit 4b and made a part hereof.

     1.4 RECALL OF BUFFYCOATS. In the event of a recall of Buffycoats initiated by ARC, VUSA agrees to cooperate fully with ARC in retrieving any affected Buffycoats. In the event of a recall arising from any breach by ARC of this Agreement, ARC shall refund to VUSA all amounts paid by or on behalf of VUSA (including any amount paid in the form of Company Stock), and reimburse VUSA for all reasonable costs directly incurred in connection with the recall of the Buffycoats and products made from Buffycoats that are subject to such recall.

     2. DELIVERY OF BUFFYCOATS

     2.1 SHIPMENT AND ACCEPTANCE OF BUFFYCOATS. Buffycoats shall be shipped at VUSA's expense from an ARC Blood Services Region (a "Region") to the facility designated by VUSA (a "VUSA Facility") in such manner as VUSA and ARC shall agree upon, and in accordance with the Specifications, Exhibit 2, and the delivery schedule provided with the ARC accepted Buffycoat Purchase Order for such Buffycoats. Title to Buffycoats shall be transferred to and vest in VUSA at the time VUSA accepts the Buffycoats.

                  (a) VUSA shall not be required to accept Buffycoats shipped by ARC unless each shipment is accompanied, preceded or promptly followed by a certificate of all test results for such shipment and certification that the shipment of Buffycoats conforms with its Specifications, including the date, time and location where such Buffycoat material was drawn from a blood donor. Any Buffycoats not accepted or that are rejected, or for which the acceptance is revoked, by VUSA shall be destroyed by VUSA in accordance with all applicable laws and ARC requirements and Standard Operating Procedures or, if so requested by ARC, returned to ARC at ARC's expense and instruction. ARC shall ensure that VUSA is immediately notified of any information regarding a shipment of Buffycoats that would reasonably suggest that it does not conform with Specifications or otherwise should not be used for the manufacture of parenteral use drug products (including any adverse observations by

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         FDA or other health inspectors of establishments or locations involved in the manufacture of Buffycoats), in which case (and in the case of any lots not accepted, or that are rejected or for which the acceptance is revoked) such lots shall be deemed rejected and amounts paid (including any amounts paid in the form of Company common stock) shall be promptly refunded to VUSA or credited to VUSA's account as designated by VUSA. VUSA, at ARC's instruction, and sole expense and risk, will return the Buffycoat packing boxes to ARC by ARC's designated carrier.

                  (b) VUSA may from time to time test or have tested, for its own benefit, of the Buffycoat shipments and materials made therefrom. Any shipment determined to not conform with Specifications, because of latent defect or otherwise, shall be deemed rejected and amounts paid (including any amounts paid in the form of Company stock) shall be promptly refunded or credited to VUSA's account as designated by VUSA.

                  (c) ARC shall permit and cooperate with representatives of VUSA, the FDA and other foreign and domestic regulatory authorities, to audit or inspect its facilities, equipment and documents, and interview its personnel as may be needed to assure ARC's compliance with this Agreement and all applicable laws and regulations pertaining to its operations.

     2.2 TIMING OF SHIPMENTS OF BUFFYCOATS. Subject to the delivery schedule provided with Buffycoat Purchase Order, VUSA and ARC shall cooperate to ensure that the Buffycoats to be purchased by VUSA from ARC are shipped in an orderly manner so as to allow VUSA to utilize them efficiently in the manufacture of its products. Without limiting the generality of the foregoing ARC shall not ship Buffycoats to be received by VUSA on any day if VUSA gives ARC written notice (a "No Ship Notice") that the VUSA Facility will not be operating on any day or days, ARC shall not ship any Buffycoats to be received by VUSA on such day or days provided that the No Ship Notice is faxed by VUSA to each Region then shipping Buffycoats to VUSA not later than noon of the day preceding the day such Buffycoats are collected. ARC shall furnish to VUSA from time to time the fax numbers of the Regions then shipping Buffycoats to VUSA. ARC shall notify VUSA as soon as feasible of any event that has a material affect on ARC's ability to deliver Buffycoats in full accordance with the Buffycoat Purchase Order.

     3. CONFIDENTIAL INFORMATION

     3.1 USE. All Confidential Information of a party hereto shall be used by the other party only during the Term and solely for the purpose of performing its obligations hereunder. ARC shall use VUSA's Buffycoat Specifications during the Term as defined herein for the sole purpose of supplying Buffycoats to VUSA and/or its designated Affiliates or designees. VUSA acknowledges that ARC may from time to time manufacture Buffycoats in accordance with specifications, that which may be similar, or substantially the same as the Specifications herein, and agrees that such manufacture shall not be a breach of confidentiality provisions hereunder.

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     3.2 CONFIDENTIAL TREATMENT. Each party agrees that it will keep confidential the other party's Confidential Information and shall not, without the prior written consent of the other party, disclose or permit the disclosure by it or by its representatives or employees of such Confidential Information, in any manner whatsoever, in whole or in part, except as specifically contemplated by this Agreement, and that such party will only reveal the other party's Confidential Information to such representatives and employees of the receiving party who need to know the Confidential Information for the purpose of performing the obligations of the receiving party hereunder and that such representatives and employees will be informed by the receiving party of and agree with the receiving party to maintain the confidential nature of the Confidential Information.

     3.3 REQUIRED DISCLOSURE. Each party agrees that, if such party becomes legally compelled to disclose any of the other party's Confidential Information, it will provide such other party with prompt notice so that such other party may seek a protective order or other appropriate remedy. If such protective order or other remedy is not timely obtained, or such other party waives compliance with the provisions of this Section 3, the party compelled to make such disclosure shall only furnish that portion of the Confidential Information which, on the advice of counsel, it reasonably determines it is legally required to furnish and will use its commercially reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such Confidential Information.

     3.4 RETURN ON TERMINATION & NOTIFICATION OF MISAPPROPRIATION. Upon termination of this Agreement, each party shall use its commercially reasonable efforts to return to the other party all Confidential Information acquired by it from such other party and all copies thereof. Each party agrees that it shall immediately notify the other party of any unauthorized disclosure or use of the other parties' Confidential Information in its possession, and shall take and assist such other party in taking all lawful means, including bringing and diligently prosecuting civil and criminal complaints, to abate such unauthorized use or disclosure.

     3.5 INJUNCTIVE RELIEF. Each party hereto acknowledges and agrees that any breach by such party of the provisions of this Section 3 would cause immediate and irreparable harm to the other party, and that the resulting damages and injuries to such other party would be incalculable and irremediable in terms of monetary damages. Accordingly, the parties agree that, in the event of such breach, the other party shall be entitled to injunctive relief and specific performance of the covenants contained herein, without the obligation of posting bond, in addition to any other remedy to which it may be entitled in law or equity. The parties obtaining such injunction or equitable relief shall be entitled to award of the cost of reasonable fees and expense of attorneys and other experts necessary in enforcing this Agreement.

     4. FORCE MAJEURE

     Neither party shall be liable for any loss, damage, delay, or failure to perform hereunder resulting from causes beyond its control, including, but not limited to, fire, flood,

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earthquake, war, embargo, strikes, lockouts, labor troubles, accident, explosion, riot, insurrection, governmental laws or regulations, taking of its property by governmental authority, quarantine by governmental authority, breakdown of equipment, or shortages of materials or labor or supplies of any kind (other than shortages resulting from a party's failure to order or take reasonable steps to procure such materials, labor, or supplies); provided, that no Force Majeure shall apply to any event that arose from the negligent or wrongful acts of a party, including breach of this Agreement. If either party becomes aware of any event described in this Section 4 that could reasonably be expected to affect such party's performance of its obligations hereunder, it shall promptly give notice thereof to the other parties.


     5. REPRESENTATIONS AND COVENANTS

     5.1 REPRESENTATIONS BY ARC. ARC represents and warrants as follows:

                  (a) ARC is a charitable and not-for-profit corporation chartered by Congress, duly organized and validly existing, with all requisite corporate power and authority to carry on the business in which it is engaged and to enter into and perform its obligations under this Agreement.

                  (b) All necessary corporate proceedings of ARC have been duly taken to authorize the execution, delivery, and performance of this Agreement by ARC. This Agreement has been duly authorized, executed, and delivered by ARC, constitutes the legal, valid, and binding obligation of ARC, and is enforceable as to it in accordance with its terms.

                  (c) No consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local, or other governmental authority is required by ARC for its execution, delivery, and performance of this Agreement. No consent of any party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which ARC is a party, or to which it or any of its businesses, properties, or assets are subject, is required for the execution, delivery, or performance of this Agreement; and the execution, delivery, and performance of this Agreement will not violate, result in a breach of, or conflict with any such contract, agreement, instrument, lease, license, arrangement, or understanding, or violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment, or decree binding on ARC or to which it or any of its businesses, properties, or assets are subject or any authorizing statute or corporate bylaws of ARC. No acts taken by or on behalf of ARC in connection with its manufacture and supply of Buffycoats or this Agreement shall infringe or misappropriate any license or any patent, trade secret, copyright or other intellectual property rights.

                  (d) ARC will ensure the compliance with all applicable laws, rules, regulations, and recommendations of the United States Food and Drug Administration (including any debarment or other restrictions under the Generic Drug Enforcement Act or other provision of law, regulation or lawful judicial or administrative order), Environmental

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         Protection Agency, Occupational Safety and Health Administration, and
         any other federal, state, or local regulatory agency ("Agencies") having jurisdiction over biomedical operations or the manufacturing of the Buffycoats, and that the Buffycoats shall conform with the Specifications and any certification of test results provided under 2.1(a), and shall maintain in good and valid effect all permits, licenses and other approvals necessary for it to lawfully perform its obligations hereunder, and shall ensure the use of professional and prudent care in the manufacture and supply of the Buffycoats; provided, that violations of such laws, rules, regulations, and recommendations shall not be deemed a breach of this warranty or cause for termination by VUSA or the Company unless (i) such violations might materially effect either the supply of Buffycoats under this Agreement or VUSA's liability for acceptance and use of such Buffycoats, and (ii) such violations are not promptly remedied by ARC in a time and manner reasonably satisfactory to VUSA.

                  (e) ARC further warrants that it is (i) is acquiring the Common Stock and the Warrant contemplated hereby for the purpose of investment and not with a view toward any distribution thereof in violation of the Securities Act, (ii) has had the opportunity to ask questions of the officers and directors of, and has had access to information concerning, the issuer and the terms of such Common Stock and the Warrant, (iii) is an "accredited investor" as defined in Rule 501(a) under the Securities Act, (iv) has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the investment in such Common Stock and the Warrant, (v) has so evaluated the merits and risks of such investment, (vi) is able to bear the economic risk of such investment and (vii) is able to afford complete loss of such investment. ARC will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of all or any part of such Common Stock or the Warrant (or solicit any offers to buy, purchase, or otherwise acquire any of the foregoing), absent registration or an exemption from registration under the Securities Act.

     5.2 REPRESENTATIONS AND COVENANTS BY VUSA AND THE COMPANY.

     The following representations and warranties shall be deemed to be given to ARC by VUSA and, where specifically indicated, by the Company, on the date first above written and on the date ARC elects payment in the form of Company common stock pursuant to Section 1.2(a):

                  (a) The Company and VUSA are each a corporation duly organized, validly existing, and in good standing under the laws of Delaware, with all requisite corporate power and authority to carry on the business in which it is engaged and to enter into and perform its obligations under this Agreement. The Company and VUSA are each duly qualified and in good standing as a foreign corporation in each jurisdiction in which failure to so qualify would have a material adverse effect on its business, properties, or assets.

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                  (b) All necessary corporate proceedings of the Company and
         VUSA have been duly taken to authorize the execution, delivery, and performance of this Agreement by the Company and VUSA. This Agreement has been duly authorized, executed, and delivered by the Company and VUSA, constitutes the legal, valid, and binding obligation of the Company and VUSA, and is enforceable as to it in accordance with its terms. The shares covered by the Warrant and Section 1.2(a) (except as provided in this Agreement, the Warrant Agreement, and applicable laws and regulations) have been reserved for issuance and are, and when issued shall be, duly authorized and, when issued pursuant to the terms of this Agreement and the Warrant Agreement, shall be duly and validly issued, fully paid and nonassessable, without any personal liability attaching to the ownership thereof, and the issuance of such shares will not violate any preemptive rights of stockholders. ARC (except as provided in this Agreement, the Warrant Agreement, and applicable laws and regulations) will receive good title to the shares, when issued, free and clear of all liens, charges, security interests, encumbrances, and voting trusts of every kind and nature whatsoever, other than those arising from the actions or failure to act of ARC. No stockholder approval is required for the Company to issue and deliver the Shares to be issued pursuant to this Agreement (except as provided in this Agreement, the Warrant Agreement, and applicable laws and regulations).

                  (c) No consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local, or other governmental authority is required by the Company or VUSA for its execution, delivery, and performance of this Agreement. No consent of any party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which the Company or VUSA is a party, or to which it or any of its businesses, properties, or assets are subject, is required for the execution, delivery, or performance of this Agreement; and the execution, delivery, and performance of this Agreement will not violate, result in a breach of, or conflict with any such contract, agreement, instrument, lease, license, arrangement, or understanding, or violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment, or decree binding on the Company or VUSA or to which it or any of its businesses, properties, or assets are subject or any provision of Company or VUSA's certificate of incorporation or bylaws.

                  (d) As of March 31, 1998, the authorized capital of Company consists of (i) 75,000,000 shares of Common Stock, of which approximately 52,710,635 shares are issued and outstanding (and 606,277 held as treasury stock), and (ii) 1,000,000 shares of preferred stock, 3,350of which are issued and outstanding. All outstanding shares of capital stock are duly and validly issued, fully paid, and nonassessable.

                  (e) The Company has delivered to ARC a true and correct copy of the Company Annual Report on Form 10-K for the fiscal year ended June 30, 1997 as filed with the Securities and Exchange Commission (the "Commission"). The Company shall deliver to ARC, promptly as filed, a true and correct copy of each report filed by the Company with the Commission on Form 10-K, 10-Q, or 8-K (collectively, "SEC

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         Reports"), and shall deliver to ARC promptly as mailed a copy of all communications distributed to the holders of its Common Stock (collectively, "Stockholder Communications"). The foregoing obligations shall remain in effect so long as any shares remain to be issued pursuant to this Agreement.

                  (f) The Company has timely filed with the Securities and Exchange Commission ("SEC") all reports required to be filed under
         Section 13, 14, or 15(d) of the Securities Exchange Act of 1934, as amended ("1934 Act"). As of their respective dates, such reports complied in all material respects with applicable SEC requirements and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company shall have no liability for any breach of the representation and warranty set forth in this sentence unless the Company commits a breach thereof by making with scienter any such untrue statement of a material fact or omitting with scienter to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (g) VUSA will ensure the compliance with all applicable laws, rules, regulations, and recommendations of the U.S. States Food and Drug Administration, Environmental Protection Agency, Occupational Safety and Health Administration, and any other federal, state, or local regulatory agency (collectively "Agencies") having jurisdiction over the manufacturing of Natural Alpha Interferon; provided, that violations of laws, rules, regulations, and recommendations shall not be deemed a breach of this warranty or cause for termination by ARC unless such violations (i) are cited by such Agencies as posing a material and continuing threat to the public health, and (ii) are not promptly remedied by VUSA in a time and manner satisfactory to such Agencies.

     6. TERMINATION

     6.1 TERM OF AGREEMENT. The initial term of this Agreement shall be for fifteen (15) years from the Effective Date.

                  (a) During the seventh year of this Agreement, any party may terminate it with or without cause upon delivery to the other parties of written notice at least ninety (90) days before the seventh anniversary date, in which case it shall be terminated on, but no earlier than, the seventh anniversary of the Effective Date.

                  (b) If the Agreement is not terminated on its seventh anniversary, then the Agreement shall automatically be extended through its eleventh anniversary.

                  (c) Upon the eleventh anniversary of the Effective Date, and for each year thereafter, this Agreement shall automatically renew, without limitation, for successive one (1) year periods unless a party delivers to the other parties written notice at least

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


         ninety (90) days before the subsequent anniversary date that it will not renew the Agreement.

                  (d) Six months prior to the end of the initial Supply Period, the parties agree to negotiate in good faith prices, discounts, rebates and quantities for the subsequent Supply Period. Notwithstanding anything to the contrary herein, no party shall be obligated in any manner whatsoever to agree on any particular terms for prices discounts, rebates or quantities for the subsequent Supply Period, other than the terms that such party in its sole commercial discretion deems acceptable, which may take into account, among other considerations, the performance of the other parties under this Agreement, the availability of and terms obtainable from alternative vendors and suppliers, and future requirements and available supply. A failure by the parties to agree upon price, discounts, rebates or quantities for prior to the first two calendar quarters of the Supply Period for which such negotiations apply shall not serve to negate, modify or terminate this Agreement. If the parties fail to agree upon the prices, discounts, rebates and quantities for the subsequent Supply Period prior to the beginning of Supply Period, then all rights and obligations of the parties under this Agreement (except for the confidentiality and quality assurance provisions and the payment of any amounts or rebates due under this Agreement), shall be temporarily suspended on a quarterly basis until such time as the parties agree to such terms; provided, that if the parties do not reach a definitive and complete agreement on the supply terms for the subsequent Supply Period prior to the end of the second calendar quarter of such Supply Period then this Agreement shall at the election of and notice by either party become immediately terminated.

     6.2 RIGHTS TO TERMINATE. This Agreement may be terminated prior to the scheduled end of the Term by a party (the "terminating party") as follows, by notice as provided in Section 6.1:

                  (a) by any party, if another party breaches in any material respect any of its material obligations or warranties under this Agreement and such breach, if capable of being cured, shall not have been cured within 90 days after notice of such breach to the breaching party from the terminating party or, if such breach is capable of being cured but not within such 90-day period, then within such period as is reasonably necessary to effect a cure so long as the breaching party diligently pursues such cure during such extended period; or

                  (b) by any party upon the entry of a decree or order by a court having jurisdiction adjudging the other party a bankrupt or insolvent, or approving a petition seeking reorganization, arrangement, adjustment, or composition of or in respect of such other party, under federal bankruptcy law, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency, or other similar law, and the continuance of any such decree or order unstayed and in effect for a period of 60 days; or the commencement by such other party of a voluntary case under any such law, as now or hereafter constituted, or the consent by it to the institution of

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         bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any such law, or the consent by it to the filing of such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, or similar official of it or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by such other party in furtherance of any such action; or

                  (c) termination of the Agreement is required for ARC to (i) comply with its Congressional Charter, or (ii) maintain its status as a tax exempt entity; or (iii) comply with the regulations or lawful orders of the U.S. FDA.

     6.3 NOTICE OF TERMINATION. Notice of termination in accordance with Section
6.2 may be given by the terminating party, in the case of termination in accordance with (i) Section 6.2(a), at any time after the end of the period during which the other party has the right to cure the breach giving rise to such right of termination and provided such breach has not been cured at the date of the giving of such notice or (ii) Section 6.2(b), at any time after occurrence of the event giving rise to such right of termination.

     6.4 CONTESTED TERMINATION. If a party shall give notice of termination of this Agreement pursuant to Section 6.3 and the other party shall, within five days of receipt of such notice, commence legal proceedings contesting the terminating party's right to so terminate this Agreement, the parties shall continue to perform under this Agreement until the resolution of such controversy.

     6.5 EFFECT OF TERMINATION. Termination, expiration, cancellation, or abandonment of this Agreement through any means or for any reason shall not relieve the parties of any obligation accruing prior thereto and shall be without prejudice to the rights and remedies of either party with respect to any antecedent breach of any of the provisions of this Agreement. The obligations of the parties in Sections 1.2(b), 1.2(c), 1.5, 2 (with respect to product which has been delivered to or ordered by VUSA under this Agreement), 3, 4 (with respect to continuing obligations), 5.1(c), 5.1(d), 5.2(e), 6.4, 7, 8, and 9 shall survive any termination or expiration of this Agreement. The rights and obligations of the parties under the Warrant Agreement and under the Registration Rights Agreement in the event of any suspension, termination, expiration or non-renewal of this Agreement, loss of preferential rights hereunder, shall be as set forth in those agreement respectively.

     7. INDEMNIFICATION

     7.1 INDEMNIFICATION BY VUSA AND COMPANY. Irrespective of any due diligence investigation conducted by ARC or any of its representatives with regard to the transactions contemplated hereby, VUSA, and the Company so long as VUSA is an Affiliate of the Company (provided that the Company's indemnification, defense and hold harmless

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


obligations shall continue with respect to any Loss to the extent that it arises out of events, acts or omissions occurring prior to the date VUSA ceases to be an Affiliate of the Company), agrees to indemnify, defend, and hold ARC and its directors, officer, employees, volunteers, agents and Affiliates (collectively "ARC Indemnitees") harmless from and against any and all liabilities, obligations, damages, losses, demands, claims, actions, causes of action, deficiencies, costs, penalties, interest and expenses (including, without limitation, reasonable expenses of investigation and fees and disbursements of counsel and other professionals) (all collectively, "Losses"), which such ARC Indemnitees may incur, suffer, become liable for, or which may be asserted or claimed against them, to the extent that such Losses are a result of--

                  (a) any misrepresentation or breach of warranty made in this Agreement by VUSA or the Company; or

                  (b) the failure of VUSA or the Company to comply with any of the covenants or other agreements of VUSA or the Company contained in this Agreement; or

                  (c) any claims of misappropriation or infringement of any patent, copyright, trademark, service mark, trade name, trade secret or similar proprietary rights in any way relating to the Specifications, Omniferon, or other product manufactured from the Buffycoats, and which is brought against the ARC Indemnitee because of this Agreement and not because of such ARC Indemnitee separate acts; or

                  (d) the use, manufacture, production, advertising, sale, offer for sale, transfer or other disposition of relating to Omniferon, or any other product manufactured from the Buffycoats pursuant to this Agreement, and which is brought against the ARC Indemnitee because of ARC's supply of Buffycoats under this Agreement and not because of such ARC Indemnitee separate acts; or

VUSA and the Company shall not be obligated to indemnify, defend or hold the ARC Indemnitees harmless for any Claims to the extent that such Claims are caused by or arises out of any wrongful or negligent act or omission of ARC or its directors, officers, agents, volunteers or employees, including without limitation the failure of the Buffycoats provided under this Agreement to conform with the Specifications or their breach of this Agreement or the ARC warranties.

     7.2 INDEMNIFICATION BY ARC. Irrespective of any due diligence investigation conducted by VUSA and the Company or any of their representatives with regard to the transactions contemplated hereby, ARC agrees to indemnify, defend, and hold VUSA, and the Company so long as VUSA is an Affiliate of the Company (provided that the ARC's indemnification, defense and hold harmless obligations to the Company shall continue with respect to any Loss to the extent that it arises out of events, acts or omissions occurring prior to the date VUSA ceases to be an Affiliate of the Company), and their respective directors, officer, employees, agents and Affiliates (collectively "VUSA/Company Indemnitees") harmless from and against any and all Losses (as such term is defined in Section 7.1), which such VUSA/Company Indemnitees may incur, suffer, become liable for, or which may be asserted or claimed against them, to the extent that such Losses are a result of a result of--

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


                  (a) any misrepresentation or breach of warranty made in this Agreement by ARC; or

                  (b) the failure of ARC to comply with any of the covenants or other agreements of ARC contained in this Agreement or any certificate of analysis provided under 2.1(a).

ARC shall not be obligated to indemnify, defend or hold the VUSA or Company Indemnitees harmless for Claims to the extent that such Claims are caused by or arise out of a wrongful or negligent act or omission of VUSA or the Company or their directors, officers, agents, or employees, including without limitation, their failure to take action upon receipt of a notice by ARC of positive test results, or their breach of this Agreement or the VUSA or Company warranties, but excluding any negligence or fault by VUSA/Company Indemnitees in failing to detect or determine that a shipment of Buffycoats fails to conform with Specifications.

     7.3 RELATIONSHIP WITH THE REGISTRATION RIGHTS AGREEMENT. Each party agrees that with respect to any litigation or claim covered by the indemnifications in the Registration Rights Agreement, attached to and incorporated into this Agreement as Exhibit 4b, the Registration Rights Agreement shall govern and not this Section 7. Each party agrees that with respect to any litigation or claim not covered by the indemnifications in the Registration Rights Agreement, this
Section 7 shall govern and not the Registration Rights Agreement.

     7.4 INSURANCE. ARC and, collectively, the Company and VUSA shall maintain during the Term of this Agreement the following policies of insurance (the "Policies") in the amounts specified:

                  (a) (1) Commercial general liability insurance in an amount of at least $5,000,000. (2) Professional Liability Insurance in an amount not less $5,000,000 specifically insuring claims arising from performance of services as defined in this Agreement and related material, including but not limited to, coverage for all expenses including attorney's fees, incurred in the investigation, negotiation, arbitration, and defense of any suit or claim for damages including lost earnings of the other party. The parties agree that in the case of the Company and VUSA the obligation to obtain such Professional Liability Insurance shall be satisfied by their obtaining and maintaining the Clinical Trials Liability and Products Liability policies as set forth under 7.4(b); provided that such policies cover claims arising from errors and omissions of the Company and VUSA in the design, manufacture and testing of their products. (3) Auto Liability policy in an amount not less than $300,000. (4) Worker's Compensation coverage covering each party's own employees with statutory limits for each jurisdiction where the work required under this Agreement is performed (including monopolistic states if any work is to be performed in one or more of them) and an employer's liability policy with at least the following limits: $250,000 per accident; $500,000 per disease, and $250,000 disease (each employee).

                  (b) VUSA also shall maintain during the Term of this Agreement the following policies: (i) Upon initiation and during the conduct of human clinical studies using

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


         products manufactured from Buffycoats, either a Products Liability or Clinical Trials Liability Policy specifically insuring claims for bodily injury, death, or property damage arising from development and clinical testing of any products manufactured from the Buffycoats in an amount not less than $5,000,000 per occurrence and in the aggregate.
         (ii) Upon initiation of commercial manufacture, distribution or sale (whichever first occurs) of products manufactured from Buffycoats and thereafter, VUSA shall maintain a Products Liability Policy in an amount not less than $10,000,000. The policies required to be maintained under this Section 7.4(b) shall name ARC as an Additional Insured and specifically insure claims for bodily injury, death or property damage arising from the development, creation, manufacture, distribution or use of any product made, in whole or in part, with Buffycoats, including, but not limited to, Omniferon.

                  (c) Each party shall, at its sole expense, keep in force policies of insurance in the amounts as specified and as required by statute with carriers reasonably satisfactory to the other, and will be written as primary policy coverage and not contributing with, or in excess of any coverage which the other party shall carry with respect to the work of each party under this Agreement. Certificates of insurance evidencing all of the above coverages and conditions (types and amounts) shall be produced upon written request and shall remain in full force and effect during the Term of this Agreement. Each party's certificate(s) of insurance shall provide for not less than Thirty-
         (30) days written notice, of cancellation, non-renewal or reduction in terms and conditions that are required herein, to the other party. ARC acknowledges and agrees that the Policies held by VUSA and/or the Company satisfy their obligations under this Section 7.4 to the extent they provide ARC with Certificates of insurance for such Policies and ARC does not object within a reasonable period of time from the date of delivery.


     8. COMPANY GUARANTEE OF VUSA OBLIGATIONS.

     As an inducement to ARC to enter into this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, until such time as VUSA is not an Affiliate of the Company, the Company hereby agrees to unconditionally guaranty the obligations of VUSA under Sections 1.2 and 7. The obligations of the Company under this Section 8 may be enforced directly against the Company upon any default by VUSA, and without regard to any choice of other remedy which may be selected. Notwithstanding anything to the contrary in the Agreement or otherwise, the parties hereby agree that the Company's obligations under or in relation to the Agreement shall only extend to those obligations guaranteed by the Company under this Section 8 and such other obligations that are specifically and expressly stated in this Agreement as undertakings or warranties by the Company on its own behalf.

     9. MISCELLANEOUS

     9.1 PAYMENTS. All cash payments to be made hereunder shall be made by check or wire transfer. In the event a party shall reasonably dispute any amounts claimed to be owed

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


hereunder, such amounts shall not be deemed due until such dispute is resolved, but any amounts not in dispute shall be deemed due.

     9.2 FURTHER ACTIONS. At any time and from time to time, each party agrees, at its expense, to take such actions and to execute and deliver such documents as may be reasonably necessary to effectuate the purposes of this Agreement.

     9.3 NOTICES. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or by Federal Express, Express Mail, or similar overnight delivery or courier service or delivered (in person or by telecopy, telex, or similar telecommunications equipment) against receipt to the party to whom it is to be given at the address of such party set forth in the preamble to this Agreement (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 9.3). Any notice or other communication given by certified mail shall be deemed given five days after the time of mailing thereof, except for a notice changing a party's address which will be deemed given at the time of receipt thereof. Any notice given by other means permitted by this Section 9.3 shall be deemed given at the time of receipt thereof. Notices shall be provided to the following persons and addresses, subject to changes properly notified by the party making such change to the other parties:

THE AMERICAN NATIONAL RED
CROSS BIOMEDICAL SERVICES

1616 N. Fort Myer Dr.
Rosslyn, VA  22209
ATTN: Mr. Brian McDonough,
Chief Operating Officer
Telephone No:  703-312-5642
Fax No.:  703-312-5848

VIRAGEN, INC.                                      VIRAGEN U.S.A., INC.

865 SW 78th Avenue, Suite 100                      865 SW 78th Avenue, Suite 100
Plantation, FL  33324                              Plantation, FL  33324
ATTN: Gerald Smith,                                ATTN: Charles F. Fistel,
  President                                          Executive Vice President
Telephone No:  954-233-8746                        Telephone No: 954-233-8746
Fax No.:  954-233-1412                             Fax No.:  954-233-1412

     9.4 PARTIES IN INTEREST. Subject to the limitations on assignment in
Section 9.8, this Agreement and all of the provisions hereof shall be binding upon and inure solely to the benefit of each party hereto, their subsidiaries, and any successors in interest by reason of any business combination, reorganization or otherwise. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other person (including any Affiliate of a

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


party, except to the extent specifically provided otherwise herein) any rights, benefits, obligations or remedies of any nature whatsoever under or by reason of this Agreement.

     9.5 LIMITATIONS ON LIABILITY. In no event shall any party hereto have any liability, whether based on contract, tort (including, without limitation, negligence), or any other legal or equitable grounds, for any loss of interest, profit or revenue by any other party hereto or of any consequential, indirect, special, punitive or exemplary damages suffered by any other party hereto.

     9.6 HEADINGS. The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

     9.7 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     9.8 ASSIGNMENT. Neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by either party hereto without the prior written consent of the other party; provided, that (a) the rights but not obligations of any party herein may be assigned to one or more of such party's Affiliates, (b) either party may cause any Affiliate to perform on its behalf any of such party's obligations, and (c) either party may assign all of its rights and obligations to any purchaser of all or substantially all of the assets of the part of such party's or its Affiliates' business which relates to the subject of this Agreement. No assignment shall relieve either party of responsibility for the performance of any accrued obligation which such party then has hereunder.

     9.9 MODIFICATION. This Agreement and the Schedules hereto set forth the entire understanding of the parties with respect to the subject matter hereof, supersede all existing agreements among them concerning such subject matter, and may be modified only by a written instrument duly executed by each party.

     9.10 SEVERABILITY & INTEGRATION. If any term or provision of this Agreement shall for any reason be held invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other term or provision hereof, and this Agreement shall be interpreted and construed as if such term or provision, to the extent the same shall have been held to be valid, illegal, or unenforceable, had never been contained herein. This Agreement, together with its Exhibits, are intended to be the final and full agreement between the parties, and supersedes all prior discussions, negotiations, agreements, letters of intent, term sheets, heads of agreements and other written, oral and other communications; provided that all obligations under the "Confidentiality Agreement," dated January 24, 1996 between VUSA and ARC, shall be deemed to be continued and merged into the obligations under this Agreement.

     9.11 WAIVER. Any waiver by either party of a breach of any term of this Agreement shall not operate as or be construed to be a waiver of any other breach of that term or of any breach of any other term of this Agreement, whether of the same or different nature or

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

circumstance. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions will not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. The provision hereunder of one or remedies, shall be additive to all other remedies available to the parties under this agreement or applicable law, and the exercise of such remedy shall not limit a party in seeking or obtaining such other a remedies. Any waiver must be in writing signed by a person who is authorized by the party making such waiver to execute such document.

     9.12 JURISDICTION. Each of the parties hereby irrevocably consents to the jurisdiction of the courts of the State of Florida or the Commonwealth of Virginia and of any federal court located in such State or Commonwealth in connection with any action or proceeding arising out of or relating to this Agreement or a breach of this Agreement. All disputes under this Agreement shall be determined in accordance with Virginia law; provided, that disputes pertaining securities, corporate governance and any rights or obligations relating to the stock or warrants of VUSA or the Company shall be determined under Delaware, and, where applicable, Federal law. The party materially and substantively prevailing in any litigated or arbitrated dispute is entitled to award of its costs, including the fees and expense of attorneys and other professionals, in connection with litigating such dispute. No provision of this Agreement shall be construed against any party by reason of that party having drafted the same.

     9.13 PUBLIC ANNOUNCEMENTS. Neither party shall issue any press release or otherwise make any public statement with respect to this Agreement or any of the transactions contemplated hereby without first consulting with and (unless such press release or statement is required by applicable law or the requirements of any listing agreement with any applicable stock exchange or inter-dealer quotation system, or other requirement to identify its suppliers of human leukocytes) obtaining the consent of the other party, which consent shall not be unreasonably withheld.

     9.14 NO USE OF RED CROSS NAME/EMBLEM OR OTHER MARKS. The Company and VUSA recognizes that the "American Red Cross" name and emblem represents ARC's most valuable assets and that substantial recognition and goodwill is associated with this name, emblem and other various trademarks and service marks of ARC. The Company, and VUSA shall not use the "American Red Cross" name, emblem or any other trademarks or service marks of ARC without the prior written authorization from ARC. Nothing in this Agreement, exclusive of Section 9.13 with respect to the name "American Red Cross" or "ARC", constitutes such authorization.

     9.15 INDEPENDENT CONTRACTORS. Each Party is performing its duties hereunder an independent contractor and vendor-customer, and nothing herein shall create any association, affiliation, partnership or joint venture or other relationship between the parties hereto or any employer-employee relationship.

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


     9.16 LIMITATIONS. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, THERE ARE NO OTHER WARRANTIES, EXPRESS OR IMPLIED INCLUDING, WITHOUT LIMITATION, IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.


     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

THE AMERICAN NATIONAL RED                                 VIRAGEN U.S.A., INC.
CROSS BIOMEDICAL SERVICES

By:   /s/ Niall Conway               By:   /s/ Charles Fistel
      Niall Conway                         Charles Fistel
      Vice President, Manufacturing        Executive Vice President

Date: August 19, 1998                Date: August 18, 1998
      ---------------                ---------------------
                                     VIRAGEN, INC.
                                     ONLY AS TO BE BOUND BY THE OBLIGATIONS
                                     SPECIFICALLY APPLICABLE TO VIRAGEN, INC.
                                     UNDER SECTIONS 1.3, 5.2,7.1, 7.4 & 8

                                     By:   /s/ Gerald Smith
                                           Gerald Smith
                                           President

                                     Date: August 18, 1998

________________________________________________________________________________
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

                                    EXHIBIT 1

                          VUSA BUFFYCOAT SPECIFICATIONS

o Delivery of Buffycoat units to VUSA shall be in less than [*] hours from the original time of blood donation (draw).

o Buffycoats shall be made from units satisfactory for transfusion use under applicable FDA regulations and guidelines.

o Storage, handling and transport of Buffycoats units shall be at [*.]

o        Hematocrit of [*] per Buffycoat unit.

o All FDA required and recommended transmissible disease and other testing on all blood samples (which currently includes testing for the following infectious diseases: HIV-I/HIV-II, HTLV-I, HBsAg, HBc, HCV, and Syphilis) and shown to be negative (e.g., non-reactive).

o VUSA recognizes that Buffycoats may from time to time be shipped before test results are available, in which case they shipped with a provisional certificate of analysis for the test results and other information that is available at the time of shipment, and will be promptly followed by a final certificate of analysis for all test data.

o A unit of Buffycoats will be derived from a unit of whole blood that has a volume greater than or equal to [*], and the whole blood will have an average of approximately [*] million white blood cells per ml, and shall contain on average not less than [*] billion white blood cells per delivered Buffycoat unit per [*] of whole blood source.

o Packaged and labeled for shipping (transport) per ARC standard operating procedures.

o To the extent not specifically required otherwise herein, Buffycoats will be manufactured (including all steps pertaining thereto, such as, but not limited to, collection, handling, storage, testing, packaging, labeling, shipment, and documentation) in compliance with (i) FDA cGMP and other requirements and recommendations applicable to the manufacture of blood for transfusion, and (ii) to the extent not in conflict with such FDA requirements and recommendations, with ARC's standard operating procedures.


                                   Exhibit 1

* The information redacted herefrom is the subject of a Confidentiality Request submitted to the Securities and Exchange Commission.

                                    EXHIBIT 2
              VOLUME DISCOUNT PRICE SCHEDULE AND REBATE PROGRAM #1 (FOR THE PERIOD EXTENDING 24 MONTHS FROM THE DATE OF
                                EXECUTION HEREOF)

         PAYMENT TERMS:

                  FOB VUSA 1% 10 Net 30 from date of invoice to VUSA (Payment due date); with invoices delivered to VUSA once each month during the Term of the Agreement.

                    BUFFYCOATS PER YEAR                  PRICE PER BUFFYCOAT
        -------------------------------------------      -------------------

                         0 - 10,000                              [*]
                      10,000 - 100,000                           [*]
                     100,000 - 250,000                           [*]
                     250,000 - 500,000                           [*]

         VUSA REBATE PROGRAM ON BUFFYCOAT PURCHASES

VUSA shall be entitled to receive a rebate on Buffycoat purchases (in dollars), up to a maximum of 20% of the ARC's net gain (appreciation minus selling expenses) on the Company's shares from the Warrant, based on the percentage net gain accrued by ARC through the receipt of the Warrant, as follows:

                                                              VUSA REBATE
               ARC NET GAIN ON VIRAGEN SHARES            ON BUFFYCOAT PURCHASES
               ------------------------------            ----------------------

                         0% to 10%                              No Discount
                         10% to 25%                                  4%
                         25% to 50%                                  8%
                         50% to 75%                                 12%
                        75% to 100%                                 16%
                     Greater than 100%                              20%

         The rebate on actual net gains resulting from the sale of the Company's common stock received by ARC through the exercise of the Warrant shall be paid to VUSA in the quarter following the sale of the stock.

         The rebate on unrealized net gains resulting from the increase in the Company's share price on shares purchased or vested under the Warrant shall be as follows:

1. The rebate for each of the four blocks of common stock underlying the Warrant will apply specifically to the two-year period of time to which the shares are linked (through the volume discount price schedule). The rebate on unrealized net gains will apply to each of the four blocks of common stock under the Warrant only once, at the end of the two-year period linked to the common stock through the price agreement. No rebate for unrealized gains shall be due any shares for which a rebate based on realized gains has been paid, and no rebate for realized gains shall be due any shares for which a rebate based on unrealized gains has been paid.






                                Exhibit 2 Page 1

2. The net unrealized gain on the shares of common stock will be calculated at the end of each two-year period linked to each of the four blocks of common stock under the warrant.

3. The calculation of the net unrealized gain will be based on the increase in the Company's share price over the stated exercise price. The Company's share price will be defined as the average of the closing price of its common stock for the four calendar quarters preceding the end of the two-year period. Since the shares of common stock will not have been sold, an estimate will be made of the future selling expenses to calculate the net unrealized gain.

4. The rebate will be applied by VUSA to its ARC account on the later of the dates that the shares linked to the two-year period are registered with the SEC, or three (3) months after the end of the two-year period.





                                Exhibit 2 Page 2

                                    EXHIBIT 3
                DISCOUNT ON SHARES OF COMMON STOCK AS PAYMENT FOR
                                   BUFFYCOATS


                        Discount from Market Price - [*]







                                   Exhibit 3

                                    EXHIBIT 4
                   WARRANTS AND REGISTRATION RIGHTS AGREEMENT

EXHIBIT 4A

         The Warrant Agreement

EXHIBIT 4B

         The Registration Rights Agreement

              ATTACHED AND TO BE SEPARATELY EXECUTED BY THE COMPANY
                                     AND ARC





                                Exhibit 4a & 4b

         THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES. ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE SOLD, OFFERED FOR SALE, ASSIGNED, transferred OR OTHERWISE DISPOSED OF, UNLESS REGISTERED PURSUANT TO THE PROVISIONS OF THE SECURITIES ACT OR AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY IS OBTAINED STATING THAT SUCH DISPOSITION IS IN COMPLIANCE WITH AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION.

                                                                August 12, 1998

                                  VIRAGEN, INC.
             (INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE)

               WARRANT FOR THE PURCHASE OF SHARES OF COMMON STOCK
               --------------------------------------------------

ARC-1

         FOR VALUE RECEIVED, VIRAGEN, INC. (the "Company"), a Delaware corporation, having its principal offices at 865 S.W. 78th Avenue, Suite 100, Plantation, Florida 33324, grants to THE AMERICAN NATIONAL RED CROSS, a charitable and not-for-profit corporation having its principal offices in Falls Church, Virginia 22042 (the "Holder"), the right to purchase from the Company up to 500,000 fully paid and non-assessable shares of Common Stock at a price per share (the "Exercise Price"), term and vesting schedule and conditions hereinafter set forth.

         This Warrant is issued pursuant to that certain Agreement made and entered into as of August 12, 1998 by and among the Holder, Viragen U.S.A., Inc., ("VUSA") and the Company (the "Agreement"). Certain terms and conditions pertaining to the vesting of the right to purchase shares of Common Stock of the Company are predicated on the parties to the Agreement agreeing to certain additional conditions as set forth in the Agreement. In addition, Section 1.2(b) of the Agreement provides the Company or its affiliates or designees with a right of first refusal under certain conditions as provided therein.

         The term "Common Stock" means the Common Stock, par value $.01 per share, of the Company. The number of shares of Common Stock to be received upon the exercise of this Warrant may be adjusted from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter referred to as "Warrant Stock." The term "Other Securities" means any other equity or debt securities that may be issued by the Company in addition thereto or in substitution for the Warrant Stock. The term "Company" means and includes the corporation named above as well as (i) any immediate or more remote successor corporation resulting from the merger or consolidation of such corporation (or any immediate or more remote successor corporation of such corporation) with another corporation, or (ii) any corporation to which such corporation (or any immediate or more remote successor corporation of such corporation) has transferred its property or assets as an entirety or substantially as an entirety.

         The Holder agrees with the Company that this Warrant is issued, and all the rights hereunder shall be held subject to, all of the conditions, limitations and provisions of the Agreement to which this Warrant is attached and as set forth herein.

         1. WARRANT SCHEDULE AND EXERCISE PRICES. This Warrant shall vest for the number of shares of Warrant Stock, for the term and at Exercise Prices set forth as follows:


       GRANT DATE               VEST DATE              # OF SHARES                 TERM               EXERCISE PRICE
       ----------               ---------              -----------                 ----               --------------
    August 12, 1998          August 12, 1998                50,000          2 years from vest          $ 5.50/share
    August 12, 1998          August 12, 2000               100,000          2 years from vest          $ 7.50/share
    August 12, 1998          August 12, 2002               150,000          3 years from vest          $ 9.00/share
    August 12, 1998          August 12, 2004               200,000          4 years from vest          $11.00/share


         The vesting schedule for the above Warrant Stock in the Agreement is contingent upon the Holder and VUSA executing mutually agreeable two-year buffycoat pricing schedules and rebate program by the respective vesting dates for the applicable Warrant Stock as provided for in Section 6.1(d) of the Agreement. Specifically, the 100,000 block of Warrant Stock is conditioned upon price agreement for the years (i.e. 24-month period) 2000-2002; the 150,000 block of Warrant Stock is conditioned upon price agreement by the parties for the years 2002-2004; and the 200,000 block of Warrant Stock is conditioned upon price agreement for the years 2004-2006. In addition, the 200,000 block of Warrant Stock is further conditioned upon extension of the Agreement prior to the end of year 7 as provided in Section 6.1(b) of the Agreement. The foregoing notwithstanding, in the event the Holder and VUSA shall have failed to come to an agreement with regard to the pricing schedule and rebate program for the applicable two-year period supporting the vesting of the Warrant Stock by the aforementioned vest date, then commencing with each of the respective vest dates and for each three-month period following the vest date that the Holder and VUSA have failed to reach such pricing and rebate agreement, one eighth (1/8) of the proposed Warrants to be vested for that applicable two-year period shall become null and void.

         2. EXERCISE OF WARRANT. Following vesting, this Warrant may be exercised as to the specified amount of Warrant Stock, in whole or in part, but if in part, in minimum increments of 50,000 shares at any time, or from time to time during the period commencing on the vesting date and expiring 5:00 p.m. Eastern Time on the date of expiration or termination of the Agreement to which this Warrant is attached (the "Expiration Date") or, if such day is a day on which banking institutions in New York are authorized by law to close, then on the next succeeding day that shall not be such a day, by presentation and surrender of this Warrant to the Company at its principal office with the Warrant Exercise Form attached hereto duly executed and accompanied by payment (either in cash or by certified or official bank check, payable to the order of the Company or by delivery of the Holder's Promissory Note in the form attached as Exhibit A) of the Exercise Price for the number of shares specified in such form and instruments of transfer, if appropriate, duly executed by the Holder or its duly authorized attorney. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder. Upon receipt by the Company of this Warrant, together with the payment of the Exercise Price at its office in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. The Company shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on exercise of this Warrant.

         3. REGISTRATION RIGHTS. The Company has provided registration rights with respect to the Warrant Stock as provided in that certain Registration Rights Agreement dated even date herewith.

         4. RESERVATION OF SHARES. The Company will at all times reserve for issuance and delivery upon exercise of this Warrant all shares of Common Stock or other shares of capital stock of the Company (and Other Securities) from time to time receivable upon exercise of this Warrant. All such shares (and Other Securities) shall be duly authorized and, when issued upon such exercise, shall be validly issued, fully paid and non-assessable and free of all preemptive rights.

         5. FRACTIONAL SHARES. No fractional shares or scrip representing fractional shares shall be issued upon the exercise Of this Warrant, but the Company shall pay the holder an amount equal to the fair market value of such fractional share of Common Stock in lieu of each fraction of a share otherwise called for upon any exercise of this Warrant. For purposes of this Warrant, the fair market value of a share of Common Stock shall be determined as follows:

                  (a) If the Common Stock is listed on a National Securities Exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the NASDAQ system, the current market value shall be the last reported sale price of the Common Stock on such exchange or system on the last business day prior to the date of exercise of this Warrant or, if no such sale is made on such day, the average of the closing bid and asked prices for such day on such exchange or system; or

                  (b) if the Common Stock is not so listed or admitted to unlisted trading privileges, the current market value shall be the mean of the last reported bid and asked prices reported by the National Quotation Bureau, Inc. on the last business day prior to the date of the exercise of this Warrant; or

                  (c) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current market value shall be an amount, not less than book value thereof as at the end of the most recent fiscal year of the C6mpany ending prior to the date of the exercise of the Warrant, determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

         6. RIGHTS OF THE HOLDER. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or in equity, and the rights of the Holder are limited to those expressed in this Warrant.

         7. ANTI-DILUTION PROVISIONS.

         7.1 ADJUSTMENT FOR RECAPITALIZATION. If the Company shall at any time subdivide its outstanding shares of Common Stock (or Other Securities at the time receivable upon the exercise of the Warrant) by recapitalization, reclassification or split-up thereof, or if the Company shall declare a stock dividend or similar distribution of shares of Common Stock to its stockholders, the number of shares of Common Stock subject to this Warrant immediately prior to such subdivision shall be proportionately increased, and the Exercise Price shall be proportionately decreased, and if the Company shall at any time combine the outstanding shares of Common Stock by recapitalization, reclassification or combination thereof, the number of shares of Common Stock subject to this Warrant immediately prior to such combination shall be proportionately decreased, and the Exercise Price shall be proportionately increased. Any such adjustments pursuant to this Section 7.1 shall be effective at the close of business on the effective date of such subdivision or combination, or if any adjustment is the result of a stock dividend or distribution, then the effective date for such adjustment based thereof shall be the record date therefor.

         7.2 ADJUSTMENT FOR REORGANIZATION, CONSOLIDATION, MERGER, ETC. In case of any reorganization of the Company (or any other a corporation, the securities of which are at the time receivable on the exercise of this Warrant), or in case after such date the Company (or any such other corporation) shall consolidate with or merge into another corporation or convey all or substantially all of its assets to another corporation, then, and in each such case, the Holder of this Warrant upon the exercise thereof as provided in Section 1 at any time after the consummation of such reorganization, consolidation, merger or conveyance shall be entitled to receive, in lieu of the securities and property receivable upon the exercise of this Warrant prior to such consummation, the securities or property to which such Holder would have been entitled upon such consummation if such Holder had exercised this Warrant immediately prior thereto; in each such case, the terms of this Warrant shall be applicable to the securities or property receivable upon the exercise of this Warrant after such consummation.

         7.3 NOTIFICATION AS TO ADJUSTMENTS. In each case of an adjustment in the number of shares of Common Stock receivable on the exercise of the Warrant, the Company at its expense will promptly compute such adjustment in accordance with the terms of the Warrant and will notify the Holder in writing of such adjustment within 30 days of the effective date of such adjustment. When appropriate, notice may be given in advance as part of notices required to be mailed to the Holder pursuant to Section 7.5 hereof.

         7.4 OTHER ISSUANCES. Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with a direct sale or upon the exercise of rights or warrants to subscribe therefore, or upon conversions of shares or obligations of the Company convertible into such shares or other securities, or as compensation or otherwise, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of or the exercise price of the Shares that remain unexercised under the Warrant.

         Without limiting the generality of the foregoing, the existence of unexercised Shares under the Warrant shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any issuances as described above, (ii) any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business; (iii) any merger or consolidation of the Company; (iv) any issue by the Company of debt securities, or preferred or preference stock that would rank above the Shares issuable upon exercise of the Warrant; (v) the dissolution or liquidation of the Company; (vi) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (vii) any other corporate act or proceeding, whether of a similar character or otherwise.

         7.5 NOTICES OF RECORD DATE, ETC. In case:

                  (a) the Company shall take a record of the holders of its Common Stock (or Other Securities at the time receivable upon the exercise of the Warrant) for the purpose of entitling them to receive any dividend (other than a cash dividend at the same rate as the rate of the last cash dividend theretofore paid) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities, or to receive any other right; or

                  (b) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation, or any conveyance of all or substantially all of the assets of the Company to another corporation; or

                  (c) of any voluntary or involuntary dissolution, liquidation or winding up of the Company, then, and in each such case, the Company shall mail or cause to be mailed to each Holder of the Warrant at the time outstanding a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding up is to take place, and the time, if any, is to be fixed, as to which the holders of record of Common Stock (or such Other Securities at the time receivable upon the exercise of the Warrant) shall be entitled to exchange their shares of Common Stock (or such Other Securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger conveyance, dissolution, liquidation or winding up. Such notice shall be mailed at least 20 days prior to the date therein specified, and the Warrant may be exercised prior to said date during the term of the Warrant.

         8. TRANSFER TO COMPLY WITH THE SECURITIES ACT. The Warrant Stock or Other Securities may not be sold, transferred, pledged, hypothecated or otherwise disposed of except as follows: (a) in a transaction exempt from registration under the Securities Act including pursuant to Rule 144 thereunder;
(b) to a person who, in the opinion of counsel to the Company, is a person to whom this Warrant or the Warrant Stock or Other Securities may legally be transferred without registration and without the delivery of a current prospectus under the Securities Act with respect thereto and then only against receipt of an agreement of such person to comply with the provisions of this

Warrant with respect to any resale or other disposition of such securities; or
(c) to any person upon delivery of a prospectus then meeting the requirements of the Securities Act relating to such securities and the offering thereof for such sale or disposition.

         9. LEGEND. Unless the shares of Warrant Stock or Other Securities have been registered under the Securities Act, upon exercise of any of the Warrants and the issuance of any of the shares of Warrant Stock, all certificates representing shares will bear on the face thereof substantially the following legend:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, OFFERED FOR SALE, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED PURSUANT TO THE PROVISIONS OF THAT ACT OR UNLESS AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY IS OBTAINED STATING THAT SUCH DISPOSITION IS IN COMPLIANCE WITH AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION.

         10. NOTICES. All notices required hereunder shall be in writing and shall be deemed given when telegraphed, delivered personally or within two days after mailing when mailed by certified or registered mail, return receipt requested, to the Company or the Holder, as the case may be, for whom such notice is intended at the address of such party as set forth on the first page, or at such other address of which the Company or the Holder has been advised by notice hereunder.

         11. APPLICABLE LAW. The Warrant is issued under and shall for all purposes be governed by and construed in accordance with the laws of the State of Delaware.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed on its behalf, in its corporate name, by its duly authorized officer, all as of the day and year first above written.


                                                VIRAGEN, INC.



                                            By:
                                                -------------------------------
                                                Gerald Smith, President

                              WARRANT EXERCISE FORM

         The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing __________ shares of Common Stock at an exercise price of $_________ per share of Common Stock of Viragen, Inc., a Delaware corporation, and hereby makes payment of $__________ in payment therefor.


                                             ----------------------------------
                                             Signature



                                             ----------------------------------
                                             Date


                       INSTRUCTIONS FOR ISSUANCE OF STOCK
    (If in a name other than to the registered holder of the within Warrant)

Name


-------------------------------------------------------------------------------
                  (Please typewrite or print in block letters)

Address:


-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
Social Security or
Taxpayer Identification Number:



-------------------------------------------------------------------------------

                                                                      EXHIBIT A

                                 PROMISSORY NOTE

$ _________________                                                     [DATE]

         FOR VALUE RECEIVED, THE AMERICAN NATIONAL RED CROSS, a District of Columbia Corporation ("Maker"), having an address at 1616 N. Fort Myer Drive, Arlington, Virginia 22209, hereby promises to pay to the order of VIRAGEN, INC., a Delaware corporation ("Holder"), having an address at 865 S.W. 78th Avenue, Suite 100, Plantation, Florida 33324, the principal sum of __________________________________ ($___________), together with simple interest thereon at the annual rate equal to THE WALL STREET JOURNAL prime rate published on the date hereof, at the address of Holder set forth above. The entire principal amount of this Note, together with accrued interest thereon, shall be payable one (1) year from the date hereof (the "Maturity Date").

         Maker may prepay this Note, in whole or in part, at any time or from time to time, without premium or penalty; provided, however, that any prepayment will be applied first to pay accrued and unpaid interest and then in reduction of principal.

         Maker hereby waives presentment, demand, protest, notice of dishonor, notice of nonpayment, notice of protest and diligence in collection. The non-exercise by Holder of any of Holder's rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance. Any waiver of any right, term or condition hereby by Holder must be in writing to be valid. Maker acknowledges that no oral waiver shall be binding, nor shall Maker have the right to rely on any oral statement purporting to be a waiver.

         This Note shall inure to the benefit of Holder and Holder's successors and assigns. This Note shall be binding upon Maker and Maker's successors and assigns.



                                            THE AMERICAN NATIONAL RED CROSS,
                                            a District of Columbia corporation

                                            By:
                                                -------------------------------

                                            Name:
                                                 ------------------------------

                                            Its:
                                                -------------------------------

                                   EXHIBIT 4B

                          REGISTRATION RIGHTS AGREEMENT

         AGREEMENT, dated as of the 12th day of August, 1998, by and between THE AMERICAN NATIONAL RED CROSS, a charitable and not-for-profit corporation having its principal offices in Falls Church, Virginia 22042 ("ARC") and VIRAGEN, INC., a Delaware corporation having its principal offices at 865 SW. 78th Avenue, Suite 100, Plantation, Florida 33324 (the "Company").

         WHEREAS, simultaneously with the execution and delivery of this Registration Rights Agreement, ARC, the Company and Viragen U.S.A., Inc. ("VUSA") are entering into an Agreement made and entered into as of August 12, 1998, (the "Agreement"), which provides, INTER ALIA, for ARC to have the right to receive payments for ARC buffycoats in cash or shares of Common Stock of the Company (such shares of Common Stock as may be issued pursuant to such election by ARC is hereinafter be referred to as the "Shares"), and for the issuance of up to 500,000 shares of Common Stock upon exercise of a warrant dated even date therewith (the "Warrant") upon the terms and conditions set forth in the Agreement and the Warrant (such shares of Common Stock as may be issued upon exercise of the Warrant is hereinafter referred to as the "Warrant Stock"); and

         WHEREAS, the Company desires to grant to ARC the registration rights set forth here in with respect to the Shares and the Warrant Stock:

         1. REQISTRABLE SECURITIES. As used herein the term "Registrable Security" means collectively, the Shares and the Warrant Stock; provided, however, that with respect to any particular Registrable Security, such security shall cease to be a Registrable Security when, as of the date of determination,
(i) it has been effectively registered under the Securities Act of 1933, as amended (the "Securities Act") and disposed of pursuant thereto, or (ii) registration under the Securities Act is no longer required for the immediate public distribution of such security. The term "Registrable Securities" means any and/or all of the securities falling within the foregoing definition of a "Registrable Security." In the event of any merger, reorganization, consolidation, recapitalization or other change in corporate structure affecting the Common Stock, such adjustment shall be made in the definition of "Registrable Security" as is appropriate in order to prevent any dilution or enlargement of the rights granted pursuant to this Article 1.

         2. PIGGYBACK REGISTRATION. If, at any time, the Company proposes to prepare and file with the Securities and Exchange Commission (the "Commission") a registration statement covering equity or debt securities of the Company, or any such securities of the Company held by its stockholders (in any such case, other than in connection with a merger, acquisition or pursuant



                                    1 of 12
to Form S-8 or successor form) (for purposes of this Article 2, collectively, a "Registration Statement"), it will give written notice of its intention to do so by registered mail ("Notice") at least thirty (30) days prior to the filing of each such Registration Statement to ARC. Upon the written request of ARC, made within twenty (20) days after receipt of the Notice, that the Company include any of the Shares and/or Warrant Stock in the proposed Registration Statement (provided in the case of a request with regard to the Shares that VUSA and ARC have executed mutually agreeable two-year buffycoat pricing schedules and rebate programs as contemplated in the Agreement), the Company shall use its best efforts to effect the registration under the Securities Act of the resale of the Shares and/or Warrant Stock which it has been so requested to register ("Piggyback Registration"), at the Company's sole cost and expense and at no cost or expense to ARC except as provided in Section 4E) hereof.

         Notwithstanding the provisions of this Article 2, (i) the Company shall have the right at any time after it shall have given written notice pursuant to this Article 2 (irrespective of whether any written request for inclusion of the Shares shall have already been made) to elect not to file any such proposed Registration Statement, or to withdraw the same after the filing but prior to the effective date thereof; (ii) if the Company's managing underwriter, if any, of the offering for which a Registration Statement has been filed so requests in writing, the Shares shall not be offered or sold until the expiration of a date not to exceed 90 days from the effective date of the offering that gave rise to the Piggyback Registration, but any such request and deferral of the offer and sale shall not affect the Company's obligation to register for resale under the Securities Act the Shares.

         In the event of the termination of the Agreement by the Company and/or VUSA pursuant to Section 6.2 thereof, the registration rights provided by this
Article 2 shall simultaneously terminate; and in the event of suspension of the Agreement pursuant to Section 6.1(d) thereof, such registration rights shall be correspondingly suspended. The termination or suspension of this Agreement shall not affect the Company's and/or VUSA's obligations hereunder with respect to (i) Warrant Stock that ARC has a vested right to acquire and/or Shares or (ii) Warrant Stock and/or Shares subject to a then effective Registration Statement.

         3. DEMAND REGISTRATION. As set forth in the Warrant, there is provided to ARC the right to purchase up to 500,000 Shares of Common Stock of the Company which shall vest as to certain shares of Warrant Stock at various dates commencing with August 12, 1998 through August 12, 2004. At the time of vesting of each tranche of Warrant Stock as provided in the Warrant, ARC shall have the right (which right is in addition to the Piggyback Registration provided for under Article 2 hereof), exercisable by written notice to the Company (the "Demand Registration Request"), to have the Company prepare and file with the Commission on one occasion as to the Warrant Stock included in the tranche which shall have vested, at the sole expense of the Company (except as provided in Section 4(b)), a Registration Statement so as to permit a public offering and sale of the Warrant Stock.





                                    2 of 12

         As set forth in the Agreement, ARC has the right to receive certain payments for ARC buffycoats in Shares. ARC shall have the right upon each election to receive such Shares (which right is in addition to the Piggyback Registration provided for in Article 2 hereof), and in the event the Company has not theretofore included the Shares in any other current Registration Statement, to have the Company prepare and file with the Commission, at the sole expense of the Company (except as provided in Section 4(b)), a Registration Statement so as to permit a public offering and sale of the Shares.

         Once effective, the Company will be required to maintain the effectiveness of the Registration Statement with respect to each tranche of the Warrant Stock or Shares registered in connection therewith until the earlier of
(i) the date that all of the Warrant Stock and/or the Shares have been sold, or
(ii) the date that all holders of Warrant Stock and/or Shares receive an opinion of counsel to the Company that all of the Warrant Stock and/or Shares may be freely traded without registration under the Securities Act, under Rule 144 promulgated under the Securities Act or otherwise. If ARC shall give notice to the Company at any time of its desire to exercise the registration right granted pursuant to this Article 3, then the Company shall use its best efforts to effect, as soon as practicable and in any event within the time period specified in Section 4(a)(i) hereof, the registration under the Securities Act of all Warrant Stock and/or the Shares that ARC may request to be so registered.

         If ARC indicates that it intends to distribute the Warrant Stock and/or the Shares covered by its Demand Registration Request by means of an underwriting, ARC shall so advise the Company as a part of the notice given pursuant to this Section 3. In the event of any underwritten public offering, the Company shall enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. The underwriter will be selected by ARC and shall be an underwriter reasonably acceptable to the Company.

         If at any time the Company registers any Warrant Stock and/or the Shares under the Securities Act pursuant to this Section 3, the sale or other disposition of such Warrant Stock and/or the Shares by ARC may be made pursuant to a Registration Statement on Form S-3 under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the Commission that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the Commission, such Registration Statement shall be filed as a "shelf" registration statement pursuant to Rule 415 under the Securities Act (or any successor rule). Any such shelf registration shall cover the disposition of the Warrant Stock and/or the Shares in one or more underwritten offerings, block transactions, broker transactions, at-market transactions and in such other manner or manners as may be specified by ARC. The Company shall use its best efforts to keep such "shelf" registration continuously effective as long as the delivery of a prospectus is required under the Securities Act in connection with the disposition of the Warrant Stock and/or the Shares registered thereby and in furtherance of such obligation, shall supplement or amend such Registration Statement if, as and when required by the rules, regulations and instructions applicable to the form used by the




                                    3 of 12

Company for such registration or by the Securities Act or by any other rules and regulations thereunder applicable to shelf registrations.

         Nothing herein shall require the Company to undergo an audit, other than in the ordinary course of business.

         In the event of the termination of the Agreement by the Company and/or VUSA pursuant to Section 6.2 thereof, or in the event of the early termination, non-renewal or suspension of the Agreement pursuant to Section 6.1 thereof, the registration rights provided by this Article 3 shall simultaneously terminate or be suspended, as the case may be. The termination or suspension of this Agreement shall not affect the Company's and/or VUSA's obligations hereunder with respect to (i) Warrant Stock that ARC has a vested right to acquire and/or Shares or (ii) Warrant Stock and/or Shares subject to a then effective Registration Statement.

         4. COVENANTS OF THE COMPANY WITH RESPECT TO REGISTRATION. The Company covenants and agrees as follows:

                  (a) (i) In connection with any registration under Articles 2 and 3 hereof, the Company shall use its best efforts to file the Registration Statement as expeditiously as possible, but in no event later than forty-five
(45) days following receipt of any Notice or Demand Registration Request therefor. The Company shall use its best efforts to cause the Registration Statement to become effective as promptly as possible and, if any stop order shall be issued by the Commission or order suspending qualification or registration in any state in connection therewith, to use its reasonable efforts to obtain the removal of such order. Following the effective date of a Registration Statement, the Company shall, upon the request of ARC, forthwith supply such reasonable number of copies of the Registration Statement, preliminary prospectus and prospectus meeting the requirements of the Securities Act, any supplements or amendments thereto, and other documents necessary or incidental to the public offering of the Registrable Securities, as shall be reasonably requested by ARC to permit ARC to make a public distribution of ARC's Registrable Securities. ARC shall furnish the Company in a timely manner with all information required by the applicable rules and regulations of the Commission concerning the proposed method of sale or other disposition of such Registrable Securities and such other information as may be reasonably requested by the Company in writing properly to prepare and file such Registration Statement, or any prospectus, supplement or amendment thereto in accordance with the applicable provisions of the Securities Act.

                           (ii) The Company shall prepare and file with the
Commission such amendments (including post-effective amendments) and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement.





                                    4 of 12

                           (iii) Prior to filing the Registration Statement or a
prospectus or any amendments or supplements thereto, the Company shall furnish ARC with copies of all such documents proposed to be filed, which documents will be made available, on a timely basis, for review by ARC and its counsel, and ARC and its counsel shall furnish comments thereon, if any, within five business days of receipt of such Registration Statement, prospectus, amendments or supplements.

                           (iv) The Company shall promptly advise ARC and
confirm such advice in writing, (1) when such Registration Statement or the prospectus included therein or any prospectus amendment or supplement or post-effective amendment has been filed, and, with respect to such Registration Statement or any post-effective amendment, when the same has become effective,
(2) of any comments by the Commission, by the National Association of Securities Dealers, Inc. ("NASD"), and by the blue sky or securities commissioner or regulator of any state with respect thereto or any request by any such entity for amendments or supplements to such Registration Statement or prospectus or for additional information, (3) of the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceedings for that purpose, (4) if at any time the representations and warranties of the Company contained herein cease to be true and correct in all material respects, (5) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, or (6) at any time when a prospectus is required to be delivered under the Securities Act, that such Registration Statement, prospectus, prospectus amendment or supplement or post-effective amendment, or any document incorporated by reference in any of the foregoing, contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they are made, not misleading.

                           (v) Notwithstanding the provision under Section
4(a)(i) hereof, if, at the time the Demand Registration Request is given to the Company under Article 3 hereof, the Company is negotiating a merger, consolidation, acquisition or sale of all or substantially all of its assets or similar transaction and in the written opinion of counsel to the Company, the Registration Statement would be required to include information concerning such transactions or the parties thereto that is not available at the time, the Company shall promptly so advise ARC and, at the Company's election, to be set forth in such notice ("Notice of Postponement"), the filing of the Registration Statement may be postponed for a period not to exceed ninety (90) days from the date the Demand Registration Request is given to the Company under Article 3 hereof (notwithstanding the provisions of Section 4(a)(i) to the contrary); provided, however, that the Company shall not be permitted to give any such Notice of Postponement and to so postpone the filing of the Registration Statement more than once in any 365 day period; and provided, further, that in the event of such postponement, ARC may withdraw the notice of Demand Registration during the 60-day period following the date Notice of Postponement is given by the Company and will thereafter continue to be entitled to one (1) Demand Registration Request pursuant to Article 3 hereof.





                                    5 of 12

                  (b) The Company shall pay all costs, fees and expenses in connection with all Registration Statements filed pursuant to Article 2 or
Article 3 hereof including, without limitation, the Company's legal and accounting fees, printing expenses, and blue sky fees and expenses; provided, however, that ARC shall be solely responsible for the fees of any counsel retained by ARC in connection with such registration and any transfer taxes or underwriting discounts, commissions or fees applicable to the Registrable Securities sold by ARC pursuant thereto.

                  (c) The Company will take all necessary action which may be required in qualifying or registering the Registrable Securities included in a Registration Statement for offering and sale under the securities or blue sky laws of such states as are reasonably requested by the holders of such securities, provided that the Company shall not be obligated to execute or file any general consent to service of process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction.

                  (d) The Company shall cooperate with ARC to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold (in such denominations and registered in such names as ARC may request) and not bearing any legends restricting the transfer thereof under the Securities Act, except as may be required by law.

                  (e) The Company shall cause all Registrable Securities to be listed or accepted for listing or quotation on each securities exchange or interdealer quotation system on which the Company's Common Stock then trades.

                  (f) The Company shall provide a CUSIP number for all Registrable Securities covered by the Registration Statement.

                  (g) Otherwise use best efforts to comply with all applicable provisions of the Securities Act, and rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of at least twelve months which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

         5. INDEMNIFICATION.

                  (a) The Company shall indemnify and hold harmless ARC, any underwriter (as defined in the Act) for ARC and each person, if any, who controls ARC or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the "1934




                                    6 of 12

Act"), against any losses, claims, damages or liabilities joint or several) to which they may become subject under the Securities Act, or the 1934 Act, or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by me Company of the Securities Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Securities Act, or the 1934 Act or any state securities law; and the Company will pay to ARC, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, including without limitation any governmental investigation relating to any such alleged Violation; provided however, that the indemnity agreement contained in this Section 5 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable to any indemnitee for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished by such indemnitee expressly for use in connection with such registration.

                  (b) ARC will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the Registration Statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, and any controlling person of any such underwriter against any losses, claims, damages, or liabilities joint or several) to which any of the foregoing persons may become subject, under the Securities Act, or the 1934 Act, or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by ARC expressly for use in connection with such registration; and ARC will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 5, in connection with investigating or defending any such loss, claim, damage, liability or action provided however, that the indemnity agreement contained in this Section 5 shall not apply to amounts paid in settlement of any such loss, claim damage, liability or action if such settlement is effected without the consent of ARC, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity obligation under this Section 5 (together with any obligation to contribute under subsection (d) hereof) exceed the gross proceeds from the offering received by ARC.

                  (c) Promptly after receipt by an indemnified party under this
Section 5 of notice of the commencement of any action (including any governmental action or investigation), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this
Section 5, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and to the extent the




                                    7 of 12
indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 5, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 5.

                  (d) To provide for just and equitable contribution, if (i) an indemnified party makes a claim for indemnification pursuant to Section 5 but is found in a final judicial determination, not subject to further appeal, that such indemnification may not be enforced in such case, even though this Agreement expressly provides for indemnification in such case, or (ii) any indemnified or indemnifying party seeks contribution under the Securities Act, the Exchange Act or otherwise, then the Company (including for this purpose any contribution made by or on behalf of any director of the Company, any officer of the Company who signed any such Registration Statement and any controlling person of the Company), as one entity, and ARC (including for this purpose any contribution by or on behalf of an indemnified party), as a second entity, shall contribute to the losses, liabilities, claims, damages, and expenses whatsoever to which any of them may be subject, on the basis of relevant equitable considerations such as the relative fault of the Company and ARC in connection with the facts which resulted in such losses, liabilities, claims, damages, and expenses - The relative fault, in the case of an untrue statement, alleged untrue statement, omission, or alleged omission, shall be determined by, among other things, whether such statement, alleged statement, omission, or alleged omission relates to information supplied by the Company or by ARC, and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement, alleged statement, omission, or alleged omission. The Company and ARC agree that it would be unjust and inequitable if the respective obligations of the Company and ARC for contribution were determined by pro rata or per capital allocation of the aggregate losses, liabilities, claims, damages, and expenses (even if ARC and the other indemnified parties were treated as one entity for such purpose) or by any other method of allocation that does not reflect the equitable considerations referred to in this Section 5. In no case shall ARC be responsible for a portion of the contribution obligation in excess of its pro rata share based on the number of shares of Common Stock owned (or which would be owned upon exercise of all Registrable Securities) by it and included in such registration as compared to the number of shares of Common Stock owned (or which would be owned upon exercise of all Registrable Securities) by all holders and included in such registration. No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section 5, each person, if any, who controls any underwriter within the meaning of Section 15 of the Act or Section 20(a) of the 1934 Act and each officer, director, partner, employee and agent of ARC, underwriter or control person shall have the same rights to contribution as ARC, underwriter




                                    8 of 12
or control person and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the 1934 Act, each officer of the Company who shall have signed any such Registration Statement, and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the provisions of this Section 5. Anything in this Section 5 to the contrary notwithstanding, no party shall be liable for contribution with respect to the settlement of any claim or action effected without its written consent, provided that such consent may not be unreasonably withheld. This Section 5 is intended to supersede any right to contribution under the Securities Act, the 1934 Act or otherwise.

                  (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in. the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in this Agreement shall control.

                  (f) The obligations of the Company and ARC under this Section 5 shall survive the completion of any offering of Registrable Securities in a Registration Statement or the termination or suspension of this Agreement.

         6. 1934 ACT REGISTRATION; RULE 144 REPORTING. The Company covenants and agrees that until such time as ARC no longer holds any Registrable Securities it will:

                  (a) If required by law, use its best efforts to maintain an effective Registration Statement (containing such information and documents as the Commission shall specify) with respect to its Common Stock under Section 12 of the 1934 Act;

                  (b) Use its best efforts to make and keep public information available, as those terms are understood and defined in Rule 144 under the Act, even if the Company subsequently ceases to be subject to such reporting requirements;

                  (c) Use its best efforts to file with the Commission in a timely manner all reports and documents required of the Company under the Act and the 1934 Act;

                  (d) Furnish to ARC promptly upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Act and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents of the Company and other information in the possession of or reasonably attainable by the Company as ARC may reasonably request in availing itself of any rule or regulation of the Commission allowing ARC to sell any such Registrable Securities without registration.




                                    9 of 12

                  (e) The Company represents and warrants to ARC that any information, document or report filed with the Commission in connection therewith or any information so made public shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements contained therein not misleading. The Company agrees to indemnify and hold harmless (or to the extent the same is not enforceable, make contribution to) ARC, its partners, officers, directors, employees and agents, each broker, dealer or underwriter (within the meaning of the Act), if any, acting for ARC in connection with any offering or sale of Registrable Securities or any person controlling (within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act) ARC and any such broker, dealer or underwriter from and against any and all losses, claims, damages, liabilities or expenses (or actions in respect thereof) arising out of or resulting from any breach of the foregoing representation or warranty, all on terms and conditions comparable to those set forth in Section 5.

         7. ADDITIONAL TERMS.

                  (a) Neither the filing of a Registration Statement by the Company pursuant to this Agreement nor the making of any request for prospectuses by ARC shall impose upon ARC any obligation to sell ARC's Registrable Securities.

                  (b) ARC, upon receipt of notice from the Company that an event has occurred which requires a Post-Effective Amendment to the Registration Statement or a supplement to the prospectus included therein, shall promptly discontinue the sale of Registrable Securities until ARC receives a copy of a supplemented or amended prospectus from the Company, which the Company shall provide as soon as practicable after such notice.

                  (c) If the Company fails to keep the Registration Statement referred to in Article 2 and Article 3 above continuously effective during the requisite period, then the Company shall, promptly upon the request of ARC, use its best efforts to update the Registration Statement or file a new registration statement covering the Registrable Securities remaining unsold, subject to the terms and provisions hereof.

                  (d) ARC agrees to provide the Company with any information or undertakings reasonably requested by the Company in order for the Company to include any appropriate information concerning ARC in the Registration Statement or in order to promote compliance by the Company or ARC with the Securities Act.





                                    10 of 12

         8. GOVERNING LAW. This Registration Rights Agreement shall be governed as to validity, interpretation, construction, effect and in all other respects by the internal substantive laws of the State of Delaware, without giving effect to the choice of law rules thereof.

         9. AMENDMENT. This Registration Rights Agreement may only be amended by a written instrument executed by the Company and ARC.

         10. ENTIRE AGREEMENT. This Registration Rights Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

         11. EXECUTION IN COUNTERPARTS. This Registration Rights Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

         12. NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed duly given when delivered by hand or mailed by registered or certified mail, postage prepaid, return receipt requested, as follows:

         If to ARC, to its address set forth on the first page of this Registration Rights Agreement.

         If to the Company, to the address set forth on the first page of this Registration Rights Agreement.

         13. BINDING EFFECT; BENEFITS. This Registration Rights Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, legal representatives and successors. Nothing herein. contained, express or implied, is intended to confer upon any person other than the parties hereto and their respective legal representatives and successors, any rights or remedies under or by reason of this Registration Rights Agreement.

         14. HEADINGS. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Registration Rights Agreement.

         15. SEVERABILITY. Any provision of this Registration Rights Agreement which is held by a court of competent jurisdiction to be prohibited or unenforceable in any jurisdiction(s) shall be, as



                                    11 of 12
to such jurisdiction(s), ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Registration Rights Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

         IN WITNESS WHEREOF, this Registration Rights Agreement has been executed and delivered by the parties hereto as of the date first above written.



                                          VIRAGEN, INC.



                                          By: /s/ Gerald Smith
                                              ---------------------------------
                                              Gerald Smith, President



                                          AMERICAN NATIONAL RED CROSS

                                          By: /s/ Naill M. Conway
                                              ---------------------------------
                                          Name:  Naill M. Conway
                                                 ------------------------------
                                          Its:   V.P. Manufacturing
                                                 ------------------------------




                                    12 of 12

                                TRANSMITTAL SHEET

                             APPROVALS/CONCURRENCES

AGREEMENT FOR THE VIRAGEN-ARC BUFFYCOAT SUPPLY AGREEMENT.

DATED AUGUST 12, 1998.

Using Office Review and Approval     /s/ Niall Conway
                                     ------------------------------------------
                                           (Signature)

                                     NIALL CONWAY, VICE PRESIDENT, MANUFACTURING

                                                     8/13/98
                                                -----------------
                                                     (Date)

Office of General Counsel Review     /s/ Julia Soyars-Berman
 and Approval                        ------------------------------------------
                                           (Signature)

                                     JULIA SOYARS-BERMAN, COUNSEL, OFFICE OF
                                           GENERAL COUNSEL

                                                     8/12/98
                                                --------------------
                                                     (Date)

Vice President, Finance Review       /s/ Joel Polster
and Approval                         ------------------------------------------
                                           (Signature)

                                     JOEL POLSTER, ACTING VICE PRESIDENT,
                                            BIOMEDICAL FINANCE

                                                     8/14/98
                                               ---------------------
                                                      (Date)

VIRAGEN, INC.                                        VIRAGEN USA, INC.

     ---------------        --------       ----------------------       -------
By:  Gerald Smith           Date           By:  Charles F. Fistel       Date
     President                                  Executive Vice President